UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2015

Northern Tier Energy LP

(Exact name of registrant as specified in its charter)

Delaware	001-35612	80-0763623
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1250 W. Washington Street, Suite 300 Tempe, Arizona		85281
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 302-5450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

Northern Tier Energy LP, a Delaware limited partnership (“NTI”), has entered into an Agreement and Plan of Merger dated as of December 21, 2015 (the “Merger Agreement”), by and among Western Refining, Inc., a Delaware corporation (“WNR”), Western Acquisition Co, LLC, a Delaware limited liability company and wholly-owned subsidiary of WNR (“MergerCo”), NTI and Northern Tier Energy GP LLC, a Delaware limited liability company, the general partner of NTI and a wholly-owned subsidiary of WNR (“NTI GP”). Upon the terms and subject to the conditions set forth in the Merger Agreement, MergerCo will merge with and into NTI and the separate limited liability company existence of MergerCo will cease and NTI will continue its existence as a limited partnership under Delaware law as the surviving entity in the merger (the “Merger”).

NT InterHoldCo LLC, a Delaware limited liability company and wholly-owned subsidiary of WNR (“NT InterHoldCo”), owns 100% of the membership interests in NTI GP and approximately 38.4% of NTI’s outstanding common units representing limited partner interests in NTI (“NTI Common Units”). Following the Merger, NTI GP will remain the sole general partner of NTI, and NT InterHoldCo and its wholly-owned subsidiary, Western Acquisition Holdings, LLC, a Delaware limited liability company (“Merger Holdco”) will become the sole limited partners of NTI. At the effective time (the “Effective Time”) of the Merger, the NTI Common Units held by WNR and its subsidiaries will be unchanged and remain issued and outstanding, and each of the outstanding NTI Common Units held by unitholders other than WNR and its subsidiaries (the “NTI Public Unitholders”) will be converted into the right to receive, subject to election by the NTI Public Unitholders and proration, (i) $15.00 in cash without interest and 0.2986 of a share of WNR’s common stock, par value $0.01 per share (“WNR Common Stock”) (the “Standard Mix of Consideration”), or (ii) $26.06 in cash without interest (the “Cash Election”), or (iii) 0.7036 of a share of WNR Common Stock (the “Stock Election”). The Cash and Stock Elections will be subject to proration to ensure that the total amount of cash paid and the total number of shares of WNR Common Stock issued and delivered (which may include shares of WNR Common Stock held in treasury by WNR and reissued) in the Merger to NTI Public Unitholders as a whole are equal to the total amount of cash and number of shares of WNR Common Stock that would have been paid and issued if all NTI Public Unitholders received the Standard Mix of Consideration. The transaction is expected to result in approximately 17.1 million additional shares of WNR Common Stock outstanding.

No fractional shares of WNR Common Stock will be issued in the Merger. The NTI Public Unitholders will receive cash (without interest and rounded up to the nearest whole cent), in lieu of receiving any fractional share of WNR Common Stock to which they would otherwise have been entitled, in an amount equal to such fractional interest multiplied by the volume-weighted average price of a share of WNR Common Stock as reported on the NYSE Composite Transactions Reporting System for the 20 consecutive NYSE full trading days ending at the close of regular hours trading on the last NYSE full trading day immediately preceding the date the Merger closes (the “Closing Date”).

The parties anticipate that the Merger will close in the first half of 2016, pending the satisfaction of certain customary conditions thereto. Pursuant to the terms of the Merger Agreement, with respect to the quarter in which the Closing Date occurs, NTI will make a prorated quarterly distribution to all NTI unitholders for the portion of the quarter that NTI Public Unitholders own NTI Common Units prior to the Closing Date, in the event that NTI Public Unitholders who receive WNR Common Stock in the Merger would not receive a dividend with respect to the WNR Common Stock received in the Merger, due to the record date for such dividend occurring before the Closing Date.

The Merger Agreement contains customary representations, warranties, covenants and agreements by each of the parties. Completion of the Merger is conditioned upon, among other things: (1) approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the “Merger Transactions”), by the affirmative vote of holders of NTI Common Units, as of the record date for the NTI special meeting, holding a majority of the outstanding NTI Common Units; (2) any waiting period applicable to the Merger Transactions under the Hart-Scott Rodino Antitrust Act of 1976, as amended (the “HSR Act”) having been terminated or expired; (3) all filings, consents, approvals, permits and authorizations required to be made or obtained prior to the Effective Time in connection with the Merger Transactions having been made or obtained; (4) the absence of legal injunctions or impediments prohibiting the Merger Transactions; (5) the effectiveness of a registration statement on Form S-4 (the “Registration Statement”) with respect to the issuance of new shares of

WNR Common Stock in the Merger; and (6) approval of the listing on the New York Stock Exchange, subject to official notice of issuance, of the new shares of WNR Common Stock to be issued and delivered (or, to the extent held in treasury by WNR, delivered but not issued) in the Merger.

Pursuant to the Merger Agreement, WNR has agreed to vote the NTI Common Units owned beneficially or of record by it or any of its subsidiaries in favor of the Merger Agreement and the Merger Transactions.

The Merger Agreement contains provisions granting both NTI and WNR the right to terminate the Merger Agreement for certain reasons, including, among others, if: (1) the Merger is not completed on or before August 31, 2016; (2) any governmental authority has issued a final and nonappealable statute, rule, order, decree or regulation enjoining or prohibiting consummation of the Merger; (3) under certain conditions, there has been a material breach of any of the representations, warranties, covenants or agreements set forth in the Merger Agreement by a party to the Merger Agreement which is not cured within 30 days following receipt by the breaching party of written notice from the non-breaching party; and (4) NTI does not obtain the requisite unitholder approval of the Merger Agreement and the Merger Transactions. WNR may also terminate the Merger Agreement at any time prior to the commencement of the special meeting of NTI’s unitholders, if the Board of Directors of NTI GP or the Conflicts Committee of the Board of Directors of NTI GP (the “NTI Conflicts Committee”), in accordance with the Merger Agreement, changes its recommendation to NTI unitholders with respect to approving the Merger Agreement and the Merger Transactions (an “NTI Change in Recommendation”).

All costs and expenses incurred in connection with the Merger Agreement and the Merger Transactions will be paid by the party incurring such costs and expenses, except that (1) if the Merger Agreement is terminated by WNR due to an NTI Change in Recommendation, then NTI will pay to WNR the expenses of WNR, up to a cap of $3,000,000; or (2) if the Merger Agreement is terminated by NTI or WNR due to a material breach by the other party of any of the representations, warranties, covenants or agreements set forth in the Merger Agreement, then the breaching party will pay to the non-breaching party certain expenses of the non-breaching party.

The Board of Directors of WNR has approved the Merger Agreement and the Merger Transactions. The NTI Conflicts Committee, acting for NTI GP in its capacity as the general partner of NTI, approved the Merger Agreement and the Merger Transactions, and determined that the Merger Agreement and the Merger Transactions are fair and reasonable to NTI and the holders of NTI Common Units other than NTI GP and its affiliates (the “NTI Unaffiliated Unitholders”) and are not adverse to the interests of NTI or the interests of the NTI Unaffiliated Unitholders.

Cautionary Statements

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about NTI or WNR. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are as of specified dates and were made only for purposes of such Merger Agreement. Such representations and warranties are solely for the benefit of the parties to the Merger Agreement, and the representations and warranties in the Merger Agreement were used for the purpose of allocating risk among the parties thereto, rather than establishing matters as facts. Accordingly, they should not be relied upon as statements of factual information. Investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about NTI or WNR. None of the representations and warranties contained in the Merger Agreement will have any legal effect among the parties to the Merger Agreement after the closing of the Merger.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” by NTI. The forward-looking statements reflect NTI’s current expectations regarding future events, results or outcomes. The forward-looking statements contained herein include statements related to, among other things, NTI’s plans and expectations with respect to the Merger, the Merger Transactions and the Merger Agreement including the anticipated closing date and the satisfaction of closing conditions including the expiration or termination of all waiting periods and approval of the Merger Agreement and the Merger Transactions at a special meeting of the NTI unitholders. These statements are subject to the risk that the Merger is not consummated at all, including due to the inability of NTI or WNR to obtain all approvals necessary or the failure of other closing conditions, as well as to the general risks inherent in NTI’s and WNR’s businesses and the merged company’s ability to compete in a highly competitive industry. Such expectations may or may not be realized and some expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, NTI’s and WNR’s business and operations involve numerous risks and uncertainties, many of which are beyond NTI’s and WNR’s control, which could materially affect their respective financial condition, results of operations and cash flows and those of the merged company. Additional information relating to the uncertainties affecting NTI’s and WNR’s respective businesses is contained in their respective filings with the Securities and Exchange Commission (the “SEC”). The forward-looking statements are only as of the date made, and neither NTI nor WNR undertake any obligation to (and each expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Important Notice to Investors

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction where such an offer or solicitation is unlawful. Any such offer will be made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, pursuant to a registration statement filed with the SEC.

The proposed transaction will be submitted to NTI’s unitholders for their consideration. WNR will file a registration statement on Form S-4 with the SEC that will include a prospectus of WNR and a proxy statement of NTI. NTI and WNR will also file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NTI ARE URGED TO READ THE PROXY STATEMENT/ PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about NTI and WNR once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by NTI will be available free of charge on NTI’s website at www.northerntier.com under the “Investors” section or by contacting NTI’s Investor Relations Department at (651) 769-6700. Copies of the documents filed with the SEC by WNR will be available free of charge on WNR’s website at www.wnr.com under the “Investor Relations” section or by contacting WNR’s Investor Relations Department at (602) 286-1530.

Participants in the Solicitation Relating to the Merger

NTI, WNR and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of NTI in connection with the proposed transaction. Information about the directors and executive officers of the general partner of NTI is set forth in the 2014 Annual Report on Form 10-K for NTI, which was filed with the SEC on February 27, 2015. Information about the directors and executive officers of WNR is set forth in the Proxy Statement on Schedule 14A for WNR’s 2015 annual meeting of shareholders, which was filed with the SEC on April 22, 2015. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 7.01	Regulation FD Disclosure.

On December 22, 2015, NTI and WNR held an investor conference call (with simultaneous webcast) to discuss the proposed Merger Transactions. The transcript of the conference call is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additionally, on December 22, 2015, NTI and WNR made available an investor presentation regarding the Merger Transactions on their websites, which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger dated as of December 21, 2015, by and among Western Refining, Inc., Western Acquisition Co, LLC, Northern Tier Energy LP and Northern Tier Energy GP LLC.

99.1	Transcript of investor conference call held on December 22, 2015.

99.2	Investor Presentation.

*	Certain schedules and/or annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Tier Energy LP

By:	Northern Tier Energy GP LLC,
its general partner

By:	/s/ Karen B. Davis
Name:	Karen B. Davis
Title:	Executive Vice President and Chief Financial Officer

Date: December 22, 2015

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger dated as of December 21, 2015, by and among Western Refining, Inc., Western Acquisition Co, LLC, Northern Tier Energy LP and Northern Tier Energy GP LLC.

99.1	Transcript of investor conference call held on December 22, 2015.

99.2	Investor Presentation.

*	Certain schedules and/or annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished supplementally to the SEC upon request.